Exhibit 3.1
                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                             CIGAR KING CORPORATION


     Pursuant to NRS 78.403, CIGAR KING CORPORATION (the "Corporation"), under Nevada General Corporation Law (Title 7, Chapter 78 of the Nevada Revised Statutes) adopts the following Amended and Restated Articles of Incorporation.


                                    ARTICLE I
                                      NAME

     The name of the Corporation shall be STARBERRYS CORPORATION.


                                   ARTICLE II
                     REGISTERED AGENT AND REGISTERED OFFICE

     The registered agent and registered office of the Corporation shall be as follows:

                   National Registered Agents, Inc. of Nevada
                       1000 E. Williams Street, Suite 204
                            Carson City, Nevada 89701


                                   ARTICLE III
                                    DURATION

     The duration of the Corporation's existence shall be perpetual.


                                   ARTICLE IV
                                    PURPOSES

     The purposes for which the Corporation is organized are as follows:

     To engage in any business, trade or activity which lawfully may be conducted or permitted under Nevada General Corporation Law, Chapter 78 of the Nevada Revised Statutes. The Corporation also shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purpose or purposes of this Corporation.


                                    ARTICLE V
                                     POWERS

     The powers of the Corporation shall be those powers granted by NRS 78.060 and 78.070 of the Nevada Revised Statutes under which this Corporation is formed. In addition, the Corporation shall be entitled to exercise any and all other powers authorized or permitted under any laws that now may be or hereafter become applicable or available to this Corporation.


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                                   ARTICLE VI
                                     SHARES

     Section 1. Authorized Capital. The Corporation is authorized to issue two classes of capital stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of capital stock which this Corporation is authorized to issue is Two Hundred Million (200,000,000) shares of Common Stock, par value $.001 per share, and Fifty Million (50,000,000)
shares of Preferred Stock, par value $.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

     Section 2. Issuance of Preferred Stock in Series. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors of the Corporation and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to these provisions, the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

     Section 3. Consideration for Shares. The capital stock of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid and non-assessable.

     Section 4. Dividends. Dividends in cash, property or shares of the Corporation may be paid, if, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.


                                   ARTICLE VII
                               ASSESSMENT OF STOCK

     The capital stock of this Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the Corporation and shall not be liable for assessments to restore impairments in the capital of the Corporation.



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                                  ARTICLE VIII
                                    DIRECTORS

     The business of the Corporation shall be managed by a Board of Directors. The number of directors constituting the Board of Directors may be increased or decreased from time to time in the manner specified in the Bylaws of this Corporation; provided, however, that the number shall not be less than one (1) nor more than eight (8), and shall not be increased by more than three directors in any calendar year. In case of a vacancy in the Board of Directors, including those caused by an increase in the number of directors, a majority of the remaining directors, though less than a quorum, may appoint someone to fill such vacancy and such appointed director or directors shall serve until the election and qualification of a successor at the next annual meeting of the stockholders or until a special meeting is called for the purpose of electing director(s) for that position(s).

                                   ARTICLE IX
                LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

     The personal liability of all of the officers and directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Nevada General Corporation Law, as the same may be supplemented and amended.


                                    ARTICLE X
                          INDEMNIFICATION AND INSURANCE

     Section 1. A director of this Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for conduct as a director, except for liability of the director: (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating the Nevada General Corporation Law, or
(iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Nevada General Corporation Law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the full extent permitted by the Nevada General Corporation Law, as so amended, without any requirement of further action by the stockholders.

     Section 2. The Corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the Corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding, without regard to the limitations in the Nevada General Corporation Law, or any other limitation which may hereafter be enacted, to the extent such limitation may be disregarded if authorized by the Articles of Incorporation or as permitted by applicable law.

     Section 3. Any repeal or modification of this Article by the stockholders of this Corporation shall not adversely affect any right of any individual who is or was a director of the Corporation, which existed at the time of such repeal or modification.

     Section 4. To the fullest extent provided by Nevada General Corporation Law, the Corporation also may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the


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                                   ARTICLE X
                          INDEMNIFICATION AND INSURANCE
                                   Continued

Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 5. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.


                                   ARTICLE XI
                        PLACE OF MEETING; CORPORATE BOOKS

     Subject to the laws of the State of Nevada, the stockholders and the Directors shall have power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the Bylaws or by appropriate resolution.



                                   ARTICLE XII
                              AMENDMENT OF ARTICLES

     This Corporation reserves the right to amend, alter, change or repeal any of the provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by law. All rights of the stockholders, directors and officers of this Corporation are granted subject to this reservation.


                                  ARTICLE XIII
                                PREEMPTIVE RIGHTS

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this Corporation.


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                                   ARTICLE XIV
                                CUMULATIVE VOTING

     The stockholders of this Corporation shall not be entitled to cumulative voting at the election of any directors.


                                   ARTICLE XV
                  CONTRACTS IN WHICH DIRECTORS HAVE AN INTEREST

     No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and another corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the Board of Directors or a committee thereof which authorizes or approves the contract or transaction, or joins in the execution of a written consent which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exists:

     (a) The fact of the common directorship, office or financial interest is known to the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

     (b) The fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

     (c) The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the Board of Directors of the Corporation for action.

     (d) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve or ratify a contract or transaction.


                                   ARTICLE XVI
                                     BYLAWS

     The Board of Directors shall have the power to adopt, amend, or repeal the Bylaws of this Corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of this Corporation.


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                                  ARTICLE XVII
                           APPROVAL OF CERTAIN ACTIONS

     Except to the extent that any of the following actions are permitted to be taken solely upon approval of the Board of Directors of the Corporation without shareholder action pursuant to these Articles of Incorporation or applicable Nevada General Corporation Law, any amendment of the Articles of Incorporation or the Bylaws of the Corporation, approval of a plan of merger or share exchange, authorizing the sale, lease, exchange or other disposition of all, or substantially all of the Corporation's property, authorizing dissolution of the Corporation or any increase in the authorized or issued capital stock of the Corporation (whether pursuant to Article VI or otherwise), any cancellation, redemption or purchase by the Corporation of any of its shares, any change in the rights attached to any class of its shares, and any other reorganization of the Corporation of any nature, shall require approval by each voting group entitled to vote thereon by a simple majority of all the votes entitled to be cast by that voting group.


                                  ARTICLE XVIII
               STOCKHOLDER VOTING ON SIGNIFICANT CORPORATE ACTION

     Any corporate action for which Nevada General Corporation Law, as then in effect, would otherwise require approval by either two-thirds vote of the stockholders of the Corporation or by a two-thirds vote of one or more voting groups shall be deemed approved by the stockholders or the voting group(s) if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote or, if approval by voting groups is required, by the holders of a majority of shares of each voting group entitled to vote separately. Notwithstanding this Article, effect shall be given to any other provision of these Articles of Incorporation that specifically requires a greater vote for approval of any particular corporate action.


                                   ARTICLE XIX
                      STOCKHOLDER ACTION BY WRITTEN CONSENT

     Action required or permitted to be taken at a stockholders' meeting may be taken without a meeting or a vote if the action is taken by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. To the extent that Nevada General Corporation Law requires prior notice of any such action to be given to non-consenting or non-voting stockholders, written notice of such action shall be given at least five (5) days prior to the effective date of such action, unless a greater period is required by law.


                                   ARTICLE XX
                       QUORUM FOR MEETINGS OF STOCKHOLDERS

     Except with respect to any greater requirement required by Nevada General Corporation Law or the Bylaws of this Corporation, one-third of the votes entitled to be cast on a matter by the holders of shares that are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders.



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     The  undersigned  officer of the  Corporation  hereby  certifies that these
Amended and Restated Articles of Incorporation have been duly adopted by the Board of Directors and approved by the stockholders of the Corporation.


         Dated this 3rd day of September, 2002.


                                 CIGAR KING CORPORATION

                                 / s / John H. Goodwin
                                 ---------------------------------------------
                                 By:  John H. Goodwin
                                 Its: President and Chief Executive Officer

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